Exhibit 10.23

THIS 8% SENIOR CONVERTIBLE PROMISSORY NOTE IS NON-NEGOTIABLE BY THE HOLDER AND MAY NOT BE SOLD< TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE GRANTED AS SECURITY. THE COMPANY WILL NOT HONOR OR RECOGNIZE ANY TRANSFER OF THIS INSTRUMENT.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

APPSOFT TECHNOLOGIES, INC.

8% CONVERTIBLE PROMISSORY NOTE

US $10,000.00	May 5, 2017

FOR VALUE RECEIVED, AppSoft Technologies, Inc., a Nevada corporation (the “Company”), promises to pay to Joseph Cheng (the “Holder”), the principal sum of TEN THOUSAND DOLLARS ($10,000.00) (the “Principal”) in lawful money of the United States of America, with interest payable thereon at the rate of eight percent (8%) per annum (“Interest”) per annum. The principal amount of this Convertible Promissory Note (“Note”) and all accrued but unpaid interest thereon shall be paid in full to the Holder on December 31, 2017 (the “Maturity Date”). If all or a portion of the principal amount of this Note or Interest shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), the Company hereby promises to pay, on demand, interest on such overdue amount from and including the due date to, but excluding, the date such amount is paid in full at 12% per annum (and until the date such overdue amount is paid in full, “Interest” on such overdue amount shall mean interest at such rate).

1.       Repayment.

(a)       Principal. Except as otherwise provided for herein, the outstanding Principal shall be payable on or before the Maturity Date, unless this Note has been earlier converted as described below.

(b)       Interest.

(i)       Computation. Interest shall accrue on the unpaid principal amount of this Note from the date hereof until such principal amount is repaid in full. All computations of Interest hereunder shall be made on the basis of a 360-day year of twelve 30-day months. In the event that any Interest provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any Interest in excess of that permitted by law shall be considered an error, with the excess being applied to the principal of this Note without prepayment premium or penalty.

(ii)       Interest Payment. Interest shall be payable on the Maturity Date, or such earlier date as such amounts may be due hereunder.

(c)       Currency; Place of Payment. All payments due under this Note shall be made in lawful currency of the United States of America in immediately available funds before 3:00 p.m. Central Time on the due date thereof at the account coordinates for the Holder on file with the Company, or in such other manner or at such other place as the Holder of this Note designates in writing.

(d)       Prepayment. The Company may prepay the entire principal amount of this Note and all accrued interest thereon without premium or penalty, at any time upon thirty (30) day’s prior written notice to the Holder. Upon any prepayment of this Note, all accrued interest on the Principal shall be paid to the Holder on the date of prepayment. The Holder will have the option of converting the principle and accrued interest to stock within thirty (30) days of receiving written notice from the Company of its intent to prepay the entire amount of this Note.

(e)       Application of Payments. All payments received by the Holder hereunder will be applied first to Interest and the balance to Principal.

2.       Conversion.

(a)       Generally. The Holder shall have the right, exercisable at any time prior to the Maturity Date, to convert all, but not less than all, of the Principal, plus all accrued but unpaid interest thereon, into shares of the Company’s common stock, no par value per share (the “Common Stock”), at a conversion price (the “Conversion Price,” including any adjustments thereto) equal to $0.50 per share (the Common Stock issuable upon conversion of this Note being referred to herein as the “Conversion Shares”). Immediately upon surrender of this Note for conversion as herein provided, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate on the conversion date, except only the right of the holder to receive Conversion Shares in exchange therefor. This Note, when so surrendered for conversion, shall be cancelled.

(b)       Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner: upon any conversion of all but not less than all of the Principal, plus all accrued but unpaid interest thereon: (i) the Holder shall deliver a completed and executed Notice of Conversion attached hereto as Exhibit A and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate; (ii) in exchange for the surrendered Note, the Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer agent, if applicable, to issue such required number of Conversion Shares, which Conversion Shares shall be delivered to the Holder within ten (10) business days of the delivery of the documentation to the Company; and (iii) upon delivery of the Conversion Shares, this Note shall be fully paid and satisfied. The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, the Conversion Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available.

(c)       Conversion Adjustments.

(i)       Stock Dividends and Stock Splits. In case the Company shall (A) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (D) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of shares issued and the Conversion Price shall be adjusted proportionately. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(ii)       Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon conversion of this Note, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the Company shall use its best efforts to cause the successor or acquiring corporation (if other than the Company) to assume the due and punctual observance and performance of each and every covenant and condition of this Note to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares for which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For purposes of this Section, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

(d)       In case:

(i)       the Company shall declare a dividend or other distribution on its Common Stock that would require any adjustment pursuant to Section 2(c); or

(ii)       the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(iii)       of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company;

then the Company shall cause to be delivered to the Holder, at least ten (10) days prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iii) of this Section 2(d).

(e)       Reservation of Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock then issuable upon the conversion of this Note.

(f)       Taxes. Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of Common Stock on conversion of this Note. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(g)       Due and Valid Issuance of Conversion Shares. The Company agrees that all Common Stock which may be delivered upon conversion of this Note, upon such delivery, will have been duly authorized and validly issued and will be fully paid, nonassessable and free of preemptive rights (and shall be issued out of the Company's authorized but unissued Common Stock) and, except as provided in Section 2(f), the Company will pay all taxes, liens and charges with respect to the issue thereof.

(h)       Elimination of Fractional Interests. No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.

3.       Restrictions on Transfer of Note and Conversions Shares.

(a)       Non-Transferability of Note. This Note is non-negotiable and the Holder may not sell, transfer or assign this Note or any interest herein nor may the Holder pledge, hypothecate, encumber or otherwise grant this Note as security without the prior written consent of the Company.

(b)       Application of Securities Laws to Transfers of Conversion Shares. The Holder acknowledges that neither this Note nor the Conversion Shares have been or will be registered under the Securities Act, and that such securities are subject to restrictions on transfer imposed by federal and state securities laws, as described in that certain Note Purchase Agreement by and between the Holder and the Company dated the date hereof.

(c)       Transfer Restrictions. The Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Conversion Shares other than pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, to the Company or to an “affiliate” ( as such term is defined under federal securities laws) of the Holder, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Conversion Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Section 3 of this Note.

(d)       Legend. The Purchaser agrees to the imprinting, so long as is required by this Section 3, of a legend on any of the Conversion Shares in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.       Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a)       the Company shall fail to make the payment of any amount of Principal or accrued interest on the date such payment shall become due and payable hereunder and such failure shall continue for ten (10) days after written notice of such failure; or

(b)       the holder of any indebtedness of the Company shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $500,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

(c)       a judgment or order for the payment of money shall be rendered against the Company in excess of $500,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against the Company (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(d)       the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under federal bankruptcy laws or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under federal bankruptcy laws or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; provided, however, that any "going concern" limitation or qualification contained in any report of the Company's independent public accountants contained in the Company's financial statements shall not be an Event of Default under this Note; or

(e)       a proceeding or case shall be commenced in respect of the Company without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or any order for relief shall be entered in an involuntary case under the federal bankruptcy laws or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect for a period of sixty (60) consecutive days.

5.       Remedies Upon Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in Sections 4(d) and (e), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the Principal plus all accrued but unpaid interest shall be automatically due and payable; or (b) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note or applicable law. No course of dealing or delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Notwithstanding the foregoing, Holder agrees that his rights and remedies hereunder are limited to receipt of cash or shares of Common Stock in the amounts described herein.

6.       Further Assurances. The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

7.       Holder Not Deemed a Shareholder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a shareholder of the Company prior to the issuance to the Holder of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of this Note.

8.       Mutilated, Destroyed, Lost or Stolen Note. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

9.       Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

10.       Failure or Delay Not Waiver. No course of dealing and no delay on the part of the Holder in exercising any of its rights shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

11.       Parties in Interest. This Note shall be binding upon the Company and its successors and permitted assigns and the terms hereof shall inure to the benefit of the Holder and its successors and permitted assigns.

12.       Enforcement Expenses. The Company agrees to pay and reimburse the Holder upon demand for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Holder may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Company to perform or observe any of the provisions hereof. The provisions of this Section 12 shall survive the execution and delivery of this Note, the repayment of any or all of the principal or interest owed pursuant hereto, and the termination of this Note.

13.       Assignment. The rights and obligations of the Company and the Holder shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. The Holder may not assign, pledge or otherwise transfer this Note or any interest therein without the prior written consent of the Company.

14.       Binding Effect. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and permitted assigns of each such party.

15.       Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

16.       Notices. Any notice, request or other communication required or permitted hereunder shall be in writing at such address as the parties may designate from time to time.

17.       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York excluding that body of law relating to conflicts of laws.

18.       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

19.       Waiver of Trial by Jury. THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Replacement of Note. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like tenor and amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

21. Satisfaction of Note. Upon conversion of this Note as provided herein or after all principal, interest and other amounts at any time owed on this Note have been indefeasibly paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued, and the security interest granted in the Collateral shall terminate. The Holder agrees to promptly execute, file and/or deliver any and all documents reasonably required or requested to further evidence such termination.

22. Further Assurances. The Company and the Holder shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

23.       Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

APPSOFT TECHNOLOGIES, INC.

By:	/s/ Brian Kupchik
Name:	Brian Kupchik
Title:	President

EXHIBIT A

APPSOFT TECHNOLOGIES, INC.

NOTE CONVERSION NOTICE

Reference is made to the 8% Convertible Promissory Note in the original principal amount of $10,000 of AppSoft Technologies, Inc., a Nevada corporation (the “Company”), issued to the undersigned (the “Note”).

In accordance with and pursuant to the terms of the Note, the undersigned hereby elects to convert the entire outstanding principal amount due and owing under the Note, together with all accrued but unpaid interest thereon, into shares of Common Stock, no par value per share, of the Company (the “Common Stock”), by tendering the original of the Note for cancellation.

Please confirm the following information:

Principal Amount Outstanding under the Note:

$10,000

Accrued but unpaid interest under the Note:

$

Conversion Price:

$0.50

Number of Shares to be issued:

Please issue the Conversion Shares into which the Note is being converted in the following name and to the following address:

Issue to:

Address:

Facsimile Number:

Email address:

Authorization:

Dated:

By:
Print Name